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                                                              EXHIBIT 10.14



                           TAYLOR CAPITAL GROUP, INC.
                          1997 LONG-TERM INCENTIVE PLAN



         1. PURPOSE. The Taylor Capital Group, Inc. Long Term Incentive Plan (the "1997 LTIP"), is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Taylor Capital Group, Inc. ("Taylor Capital") and it's designated subsidiaries (collectively, the "Company"), by providing them long-term opportunities for wealth accumulation pursuant to the plan described related to cumulative long-term performance.

         2. PARTICIPANTS. Participants will consist of such officers and key employees of the Company as the Compensation Committee of the Board of Directors of Taylor Capital (the "Committee") in it's sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company. Designation of a participant in any year shall not require the Committee to designate such person to participate in any other year or, once designated, to receive the same targeted level of participation as any other participant or as in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the amount, type and terms and conditions of their respective Awards.

         3. PERFORMANCE MEASUREMENT. On an annual basis, the performance measurement(s) and the corresponding accrued contribution schedule/formula for each Measurement Period (fiscal year of the company) will be reviewed and approved by the Committee. This should occur by March 31 of each Measurement Period. The accrued contribution schedule/formula for the 1997 Measurement Period will be based upon the attached matrix (Appendix 1).

         4. ANNUAL CONTRIBUTION. Annually, after taking into account the provisions listed below, an accrued contribution will be made to the Plan. The accrued contribution will be based upon the achievement of performance measurement(s), as discussed in section 3.

                  4.1 The actual results of the established performance measurement(s) in any given performance Measurement Period may result in an accrued contribution to the Plan or an accrued reduction from the Plan. As of 1/1/97, the beginning accrued balance under the 1997 LTIP is $0 dollars.

                  4.2 All forfeited Account Balances, as described in section 7 herein, will be added to the accrued contribution amount for the Measurement Period in which they are forfeited.

5. PARTICIPANT ACCOUNTING Each participant will be awarded a number of units ("Plan Units") which represent the participant's interest in the 1997 LTIP.

                  5.1 The number of units awarded to an individual will typically not change from year to year. With the approval of the TCG Compensation Committee, additional units can be issued to current and new participants.


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                           TAYLOR CAPITAL GROUP, INC.
                          1997 LONG-TERM INCENTIVE PLAN


                  5.2 Plan Units will be the basis for the annual allocation of the accrued contribution made to the Plan, as provided in section 4 above. At the end of each Measurement Period and after the completion of the calculations outlined in section 4, the total accrued contribution will be used to calculate the change in Plan Unit value for the Measurement Period.

                           (a) The change in Plan Unit value of the annual
                  accrued contribution will be calculated as follows:

                            Total Annual Accrued Contribution / Total Plan Units

                           (b) Persons who become participants and receive Plan
                  Units during a Measurement Period will have their Plan Units included in the calculation of the change in Plan Unit value for the accrued contribution only if they enter the plan on or before September 30 of the Measurement Period. Participant Plan Units included in the calculation will be pro-rata based on months of participation.

                           (c) Except as noted in 5.2 (d) below, participants
                  must be an active employee of the Company as of December 31 of the measurement year to have their Plan Units included in the calculation of the change in Plan Unit value for accrued contribution.

                           (d) Participants who retire, become disabled or die
                  during any Measurement Period will have their Plan Units included in the calculation of the change in Plan Unit value for the accrued contribution for the Measurement Period in which the event occurs. Participant Plan Units included in the calculation will be pro-rata based on months of participation.

                  5.3 Each participant will have an Account Balance which will be updated annually. The Account Balance will be updated after the accrued contribution amount is calculated, per section 4, and after the calculation of the change in Plan Unit value for is performed per section 5.2.

                           (a) If the accrued contribution results in a Plan
                  Unit value increase, the participant's Plan Units will be multiplied by the dollar change in Plan Unit value and the resulting amount will be added to the participant's Account Balance.

                           (b) If the accrued contribution results in a in a
                  Plan Unit value decrease, participant's Plan Units will be multiplied by the dollar change in Plan Unit value and the resulting amount will be subtracted from the participant's Account Balance. A participant's Account Balance can be negative.



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                           TAYLOR CAPITAL GROUP, INC.
                          1997 LONG-TERM INCENTIVE PLAN



                           (c) In order to have his/her Account Balance updated,
                  a participant must satisfy the same rules as discussed in
                  section 5.2 (b), (c), & (d), regarding the Plan Unit value calculation.

         6. DISTRIBUTIONS. Distributions will be processed by March 31 of each year (i.e. March 31, 2000 for the 1999 Measurement Period). Distributions will be processed in a manner described below.

                  6.1 Payments made will be 30% of the participant's Account Balance after subtracting all previous distributions.

                  6.2 Distributions will begin after the participant is has been a Plan participant for three (3) Measurement Periods.

                  6.3 Distributions will be not be processed if the value of the participant's Account Balance, including changes as described section 4 and 5, is less than $1,000 as of the end of the Measurement Period.

         7. PARTICIPANT TERMINATION. A participant who terminates employment or is terminated by the Company will forfeit all Account Balances except as outlined in 7.1 and 7.2 below.

                  7.1 In the event of the participant's termination of employment with the Company due to retirement at age 65 or older, permanent disability (as defined below), or death, at any time following the effective date of the 1997 LTIP, 100% of Account Balances outstanding on December 31 of the year in which such event occurs, after application of provisions in section 4 and 5, shall be paid at the subsequent and normal annual payment date as outlined in section 6 herein.

                  "Permanent Disability" shall mean Employee's inability to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and inability to engage in any occupation or employment for wage or profit for which he or she is reasonably qualified by education, training, or experience, as determined by the Company in its sole discretion.

                  7.2 In the event of the participant's termination of employment with the Company due to a position elimination, the participant will receive 0% of Account Balance value if termination occurs in the first year of plan participation, 25% of Account Balance value if termination occurs in the second year of plan participation, 50% of Account Balance value balances if termination occurs in the third year of plan participation and 75% of Account Balance value if termination occurs in the fourth year of plan participation or thereafter. Payments will be based on Account Balance value outstanding on December 31 of the year in which such event occurs and shall be paid at the subsequent and normal annual payment date as established by the Committee.

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                           TAYLOR CAPITAL GROUP, INC.
                          1997 LONG-TERM INCENTIVE PLAN


         8. EARNINGS ON ACCRUED FUNDS. Account Balances will be credited with interest using an interest rate index. The interest rate credited is the preceding calendar year average composite yield on Corporate Bonds, an index published by Moody's Investors Service. Earnings will be accrued at the end of the fourth year of participation. The rate of return for this accrual will be the average composite yield on Corporate Bonds for the calendar year (i.e. the rate for the year 2000 for accrued earnings for the same year).

         The rate of return will be applied to Account Balances outstanding at the end of the applicable Measurement Period, including allocated changes, as outlined in section 4 and 5, for the period then ended.

         9. CHANGE OF CONTROL. In the event of a change of control, 100% of Account Balances, as of the date of the event, will be paid to participants within 30 days thereof. "Change of Control" shall mean, and be deemed to have occurred, on the date of the first to occur of any of the following:

                  (i) upon the vote of the shareholders of the Company approving a merger or consolidation in which the Company's shareholders immediately prior to the effective time of the merger or consolidation will beneficially own immediately after the effective time of the merger or consolidation securities of the surviving or new corporation having less than 50% of the "voting power" of the surviving or new corporation, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power"; provided, however, that no such merger or consolidation shall constitute a "change of control" in the event that following such transaction the Taylor Family (as defined below) owns, directly or indirectly, 30% or more of the combined "voting power" of the surviving or new corporation's outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

                  (ii) upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis, provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Sale of the Company; or

                  (iii) when any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act as in effect on date hereof, but excluding (a) any Company sponsored employee benefit plan and (b) any member of the Taylor Family), directly or indirectly, of shares of Company stock such that the Taylor Family owns less than 30% of the combined "voting power" of the Company's then outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

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                           TAYLOR CAPITAL GROUP, INC.
                          1997 LONG-TERM INCENTIVE PLAN



For purposes of this Agreement, the Taylor Family means (i) Sidney J. Taylor and Iris Taylor, (ii) a descendant of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled by and substantially all the interest in which are owned, directly or indirectly, by one or more individuals or entities described in (i), (ii), or (iii) above.

         10. OTHER PROVISIONS. Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines appropriate. The participant shall have no rights to any accrued Account Balances outside of the provisions of this plan.

         11. TENURE. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the 1997 LTIP, nor shall this 1997 LTIP in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

         12. ADMINISTRATION. The 1997 LTIP will be administered by the Taylor Capital Group, Inc. Compensation Committee. The Committee is authorized, subject to the provisions of the 1997 Incentive Compensation Plan and the 1997 LTIP, to establish such rules and regulations as it deems necessary for the proper administration of the 1997 LTIP and to make such determinations and interpretations and to take such action in connection with the 1997 LTIP and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this 1997 LTIP have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by such member of the Board or employee.

         13. AMENDMENT AND TERMINATION. The 1997 LTIP is intended to continue until terminated by the TCG Compensation Committee. The TCG Compensation Committee may amend the 1997 LTIP from time to time or terminate the Plan at any time. Upon termination, Account Balances may continue to be distributed as outlined in section 7 or, at the discretion of the Company, be paid in a lump sum at an earlier date.

         14. GOVERNING LAW. This 1997 LTIP and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

         15. APPROVAL. The 1997 LTIP was adopted by the Taylor Capital Group, Inc. Compensation Committee on December 8, 1997.1997 LTIP Contribution Matrix
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                           TAYLOR CAPITAL GROUP, INC.
                          1997 LONG-TERM INCENTIVE PLAN


APPENDIX 1


                          1997 LTIP CONTRIBUTION MATRIX
                         For the 1997 Measurement Period


                       -1.00         1.00        2.00        3.00        4.00         5.00          6.00
                      -------      -------      ------      ------       -----        ----          -----
Net Income (000)      $10,956      $12,521      $14,086     $15,651      $17,217      $18,782      $20,347

Percent to Pool        -2.85%       0.00%        2.22%       3.75%        5.45%        6.66%        7.68%

LTIP Contribution      ($313)         $0         $313         $625        $938        $1,250        $1,563
(000)

Estimated Change     $-4 to $-6   $-1 to $1    $4 to $6    $9 to $11   $14 to $16   $18 to $22    $23 to $27
in Unit Value

NOTES:
20% of any amount of Net Income in excess of the numbers noted in each column will be added to the contribution from the prior column. For example; NI of $16,000,000 will result in a $695,000 contribution ($625,000 at column three plus 20% of $349,000, which is the amount of NI above $15,651,000 )